Exhibit 10.3

SHAREHOLDERS’ VOTING

PROXY AGREEMENT

BETWEEN

ZHANG XIN

WANG KAIYING

LI HANYING

AND

WUHAN FENGXIN AGRICULTURAL AND TECHNOLOGY DEVELOPMENT CO., LTD.

December 1st, 2009

WUHAN, CHINA

Shareholders’ Voting Proxy Agreement

This Shareholders’ Voting Proxy Agreement (the “Agreement”) is entered into as of Dec 1st, 2009 between the following parties in Wuhan:

Party A: Wuhan Fengxin Agricultural and Technology Development Co., Ltd.

Registered Address:	Room 1518, Xinhongji Garden, 6 Qiuchang Street Jiangan District, Wuhan, Hubei

Legal Representative: Ms. LI Hanying

Party B:

1. ZHANG Xin, a citizen of PRC with ID Card number             , owns 87.93% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

2. WANG Kaiying, a citizen of PRC with ID Card number             , owns 2.07% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

3. LI Hanying, a citizen of PRC with ID Card number             , owns 10% shares of Wuhan Fengze Agricultural and Technology Development Co., Ltd.;

In this Agreement, Party A and Party B are called collectively as the “Parties,” each of them is called as the “Party,” and Party B are collectively called the “Grantors.”

WHEREAS:

1.	Party A is a Wholly Foreign Owned Enterprise incorporated under the laws of the People’s Republic of China;

2.	As of the date of this Agreement, the Grantors are shareholders of Wuhan Fengze Agricultural and Technology Development Co., Ltd. (the “Wuhan Fengze”) and collectively legally hold all of the equity interest of Wuhan Fengze;

3.	Each of the Grantors desires to appoint the persons designated by Party A to exercise its shareholder’s voting rights at the shareholders’ meeting of Wuhan Fengze (“Voting Rights”) and Party A is willing to designate such persons.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

1. Each of Party B hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Wuhan Fengze’s Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of Wuhan Fengze, and to appoint and elect the directors and Chairman as the authorized legal representative of Wuhan Fengze.

2. The persons designated by Party A shall be the full board of Party A (the “Proxy Holders”). Party A agrees that it shall maintain a board of directors with composition and members identical to the board of directors of the overseas parent company of Party A.

3. Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent Party B to exercise his Voting Rights pursuant to this Agreement.

4. All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Wuhan Fengze, each of the Grantors shall appoint the person designated by Party A with all Voting Rights. All Parties to this Agreement agree, neither of Party B can transfer his equity interests (the “Transferor”) of Wuhan Fengze to any individual or company (other than Party A or the individuals or entities designated by Party A).

5. Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party A if Party A change such designated person and reappoint the substituted persons designated by Party A as the new Proxy Holders to exercise his Voting Rights at the shareholder’s meeting of Wuhan Fengze.

6. All authorizations made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing affected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

7. The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

8. This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

9. This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of Wuhan Fengze by Party A;

10.	Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

11. The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

12. This Agreement is executed in both Chinese and English in three (3) copies; each Party holds one and each original copy has the same legal effect. Both the English version and Chinese version shall have the same effect.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signature only)

Party A: Wuhan Fengze Agricultural and Technology Development Co., Ltd.

(Seal)

Legal Representative/Authorized Representative (Signature):

Party B:

ZHANG Xin (signature):

WANG Kaiying (signature):

LI Hanying (signature):

This Agreement is agreed and accepted by:

Wuhan Fengze Agricultural and Technology Development Co., Ltd.

(Seal)

Legal Representative/Authorized Representative (Signature):